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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 1997, except as to Note 16, which is as of June 4, 1997, appearing on page 20 of Centrum Industries, Inc. Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the incorporation by reference of our report dated August 5, 1997 relating to the financial statements of Taylor Forge International, Inc. appearing on page 3 of Form 8-K/A of Centrum Industries, Inc. dated August 18, 1997.



/S/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP

Toledo, OH
August 29, 1997